CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in the Registration Statement on Form S-1 dated the date hereof (the “Registration Statement”) of Crailar Technologies Inc. (the “Company”) of our report dated March 26, 2014 relating to the consolidated financial statements of the Company for its fiscal year ended December 28, 2013. In addition, we consent to the reference to our firm included under the heading “Experts” in such Registration Statement.

/s/ DMCL LLP
Dale Matheson Carr-Hilton Labonte LLP
CHARTERED ACCOUNTANTS

Vancouver, Canada
April 25, 2014